Exhibit 99.3

Employee Letter	Dell to Acquire Quest Software

Dear Quest Employees:

This morning a press release went out announcing that we have entered into a definitive agreement for Dell to acquire Quest Software.

Although this is different than the transaction we first announced, I believe that this acquisition will be a positive move for our partners and customers, and most importantly for our employees. Dell is acquiring Quest as the foundation to their software business. I know from my own personal experience that times of change bring tremendous opportunity for employees. Building a software business within a company as large as Dell is going to be a great opportunity in multiple ways for our employees.

Dell chose Quest because our focus on systems management and security align so well with their overall software strategy. Additionally, Dell recognizes the expertise that we bring to this market as critical to their success, and they very much want to learn from what we already know and do so well.

Moving forward, our products and people will allow Dell to deliver more complete and competitive computing solutions to their customers. We serve similar markets and Dell plans to build on the impressive momentum we have already created in serving our customers so fanatically over the years.

We should all be proud of the amazing company that we have created together. Quest has been a huge part of my life for many years, as I know it has been for many of you. I am proud to have been part of Quest and that Quest’s leadership is being recognized and validated by Dell’s desire to incorporate Quest at this time.

I know this has been a long and stressful process for everyone. Thank you for your hard work and for staying focused. The acquisition is expected to close sometime in late Q3 – until then we will continue to operate business as usual. So let’s work hard, focus on our customers and make this an amazing part of Quest’s history.

I know you will have many questions on what this means and what happens next. We are hosting two All Employee calls over the next two days. The first call is today at 6:00 AM Pacific. Details on the second call will be forthcoming. In addition, we have an Employee FAQ document (attached).

Thanks again for making this a great company,

Vinny

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) an amended proxy statement and intends to furnish or file other materials with the SEC in connection with the

Employee Letter	Dell to Acquire Quest Software

proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Quest by contacting Quest’s Investor Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate website at www.quest.com.

Participants in the Solicitation

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the amended proxy statement described above. Additional information regarding these directors and executive officers is included in Quest’s amended Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2012.

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